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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K

               CURRENT REPORT PURSUANT To SECTION 13 OR 15 (d) of
                      THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)               November 9,1995




                             HUNTER RESOURCES, INC.
             (Exact name of Registrant as specified in its Charter)

                         Commission file number 1-1705

     Pennsylvania                                      87-0205057
(State of Incorporation)                  (I.R.S. Employer Identification No.)


600 East Las Colinas Blvd., Suite 1200, Irving, Texas                  75039
    (Address of principal executive offices)                         (Zip Code)

                                (214) 401-0752
             (Registrant's telephone number, including area code)

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                            CURRENT REPORT OF EVENTS

Item 2.          RECENT DEVELOPMENTS

On November 9, 1995, Magnum Hunter Production, Inc. ("Magnum Hunter"), a wholly-owned subsidiary of Hunter Resources, Inc., closed on an acquisition of domestic producing oil and gas properties for approximately $4.5 million, as adjusted for operations to closing date, from a Corpus Christi, Texas based independent. The initial purchase price was comprised of $3.375 million cash, funded by the Magnum Hunter's existing bank line of credit, and a note payable to the previous owner in the amount of $1.125 million secured by 610,170 shares of restricted common stock of Magnum Petroleum, Inc., the new parent of Magnum Hunter (subject to shareholder approval). The acquisition had an effective date of August 1, 1995. The properties are concentrated in two counties in Texas and include ownership interest in 38 wells. The properties have proven reserves estimated by the Company's petroleum engineers in excess of 550,000 barrels of oil and 2.9 billion cubic feet of natural gas to the net interest acquired. The future net revenues from these proven properties are estimated to be $10.4 million with a discounted present worth at 10% of $8,051,185.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a) Required Financial Statements for the acquired business described in Item 2 are unavailable as of the date of this filing but will be filed within 60 days.



                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




DATED:    NOVEMBER 21, 1995                            HUNTER RESOURCES, INC.


                                                       By: /s/ Gary C. Evans
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                                                           Gary C. Evans
                                                           President